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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF UMPQUA HOLDINGS CORPORATION

NAME OF SUBSIDIARY                           STATE OF       OTHER NAMES UNDER WHICH
                                           INCORPORATION     BUSINESS IS CONDUCTED

Umpqua Bank                                 Oregon           Umpqua Bank Mortgage
Strand, Atkinson, Williams & York, Inc.     Oregon
Bancorp Financial Services, Inc.            California
Umpqua Holdings Statutory Trust I           Connecticut
Umpqua Statutory Trust II                   Delaware
Umpqua Statutory Trust III                  Delaware
Umpqua Statutory Trust IV                   Delaware
Umpqua Statutory Trust V                    Delaware
HB Capital Trust I                          Delaware
Humboldt Bancorp Statutory Trust I          Connecticut
Humboldt Bancorp Statutory Trust II         Connecticut
Humboldt Bancorp Statutory Trust III        Connecticut
CIB Capital Trust                           Delaware

Umpqua Holdings Corporation directly owns 100% of the voting stock of each subsidiary listed above.